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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-07345) of Omnipoint Corporation of our report dated March 31, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 31, 1999 relating to the financial statement schedule, which appears in this Form 10-K.


                                        /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
June 23, 1999